EXHIBIT 17(g)


[Proxy Card Front]


                           MERRILL LYNCH GROWTH FUND
                                 P.O. BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011


                                     PROXY

           This proxy is solicited on behalf of the Board of Trustees



     The undersigned hereby appoints Terry K. Glenn, Donald C. Burke and Lori
A. Martin as proxies, each with the power to appoint his or her substitute, as applicable, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of beneficial interest of Merrill Lynch Growth Fund (the "Fund") held of record by the undersigned on August 17, 2001 at a Special Meeting of Shareholders of the Fund to be held on October 15, 2001, or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner herein directed by the undersigned shareholder. If no direction is made, this proxy will be voted "for" item 1.

     By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return the card at once in the enclosed envelope.

     You may also vote your shares by touch-tone phone by calling
1-800-690-6903 or through the internet at http://www.proxyvote.com.

                               (Continued and to be signed on the reverse side)


[Proxy Card Reverse]

     Please mark boxes /X/ or [X] in blue or black ink.

     1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization between Merrill Lynch Fundamental Growth Fund, Inc. and the Fund.

           FOR  [_]        AGAINST  [_]     ABSTAIN  [_]

     2. In the discretion of such proxies, upon such other business as properly may come before the meeting or any adjournment thereof.

                                     Please sign exactly as name appears
                                     hereon. When shares are held by joint
                                     tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     Dated: ___________________________________


                                     X_________________________________________
                                                       Signature


                                     X_________________________________________
                                               Signature, if held jointly


Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.